Exhibit 10.4

AMGEN INC. 2009

PERFORMANCE AWARD PROGRAM

(Effective March 3, 2009)

As Amended March 14, 2012

ARTICLE I

PURPOSE

The purpose of this document is to set forth the general terms and conditions applicable to the Amgen Inc. 2009 Performance Award Program (the “Program”) established by the Compensation and Management Development Committee of the Board of Directors of Amgen Inc. (the “Company”) pursuant to, and in implementation of, Articles 5 and 9 of the Company’s 2009 Equity Incentive Plan (the “2009 Plan”). The Program is intended to carry out the purposes of the 2009 Plan and provide a means to reinforce objectives for sustained long-term performance and value creation by awarding selected key employees of the Company with payments in Company stock based on the level of achievement of pre-established performance goals during performance periods through the award of Performance Awards pursuant to Articles 5 and 9 of the 2009 Plan, subject to the restrictions and other provisions of the Program and the 2009 Plan.

ARTICLE II

DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the 2009 Plan.

“Award” shall mean the earned Performance Units payable in Common Stock under the Program for a Performance Period.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall mean the occurrence of any of the following:

(i) the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii) individuals who, as of April 2, 1991, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 2, 1991, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

(iv) any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Award that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Award.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Determination Date” shall have the meaning ascribed to it in Section 4.1.

“Participant” shall mean a key employee of the Company or an Affiliate who participates in this Program pursuant to the provisions of Article III hereof.

“Performance Period” shall mean a period of time with respect to which performance is measured as determined by the Committee. Performance Periods may overlap.

“Performance Goals” shall have the meaning ascribed to it in Section 5.2.

“Performance Unit” shall mean a right granted to a Participant pursuant to the Program to receive Common Stock, the payment of which is contingent upon achieving the Performance Goals.

“Permanent and Total Disability” shall have the meaning ascribed to such term under Section 22(e)(3) of the Code and with such permanent and total disability being certified prior to

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termination of a Participant’s employment by (i) the Social Security Administration, (ii) the comparable governmental authority applicable to an Affiliate of the Company, (iii) such other body having the relevant decision-making power applicable to an Affiliate of the Company, or (iv) an independent medical advisor appointed by the Company in its sole discretion, as applicable, in any such case.

“Retirement-Eligible” shall mean when a Participant is at least sixty-five (65) years of age, or when a Participant is at least fifty-five (55) years of age and has been an employee of the Company and/or an Affiliate of the Company for at least ten (10) years in the aggregate as determined by the Company in its sole discretion according to Company policies and practices as in effect from time to time.

“Section 162(m) Participant” shall mean any Participant designated by the Committee as a “covered employee” within the meaning of Section 162(m) of the Code whose compensation for the fiscal year in which the Participant is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

“Voluntary Retirement” shall mean voluntary termination of employment that is not the result of Permanent and Total Disability.

ARTICLE III

PARTICIPATION

3.1 Participants. Participants for any Performance Period shall be those active key employees of the Company or an Affiliate who are designated in writing as eligible for participation by the Committee within the first ninety (90) days of such Performance Period.

3.2 No Right to Participate. No Participant or other employee of the Company or an Affiliate shall, at any time, have a right to participate in this Program for any Performance Period, notwithstanding having previously participated in this Program.

ARTICLE IV

ADMINISTRATION

4.1 Generally. The Committee shall establish the basis for payments under this Program in relation to specified Performance Goals, as more fully described in Article V hereof. With respect to the 162(m) Participants, the Committee shall establish the basis for payments under this Program in relation to specified Performance Goals within the first ninety (90) days of each Performance Period, but in no event after 25 percent of the Performance Period has lapsed. Following the end of each Performance Period, once all of the information necessary for the Committee to determine the Company’s performance is made available to the Committee, the Committee shall determine the amount of the Award payable to each Participant; provided, however, that any such determination shall be made no later than six months following the end of such Performance Period (the date of such determination shall hereinafter be called the

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“Determination Date”). The Committee shall have the power and authority granted it under Article 12 of the 2009 Plan, including, without limitation, the authority to construe and interpret this Program, to prescribe, amend and rescind rules, regulations and procedures relating to its administration and to make all other determinations necessary or advisable for administration of this Program. Decisions of the Committee in accordance with the authority granted hereby shall be conclusive and binding. Subject only to compliance with the express provisions hereof, the Committee may act in its sole and absolute discretion with respect to matters within its authority under this Program.

4.2 Provisions Applicable to Section 162(m) Participants. Subject to the sole discretion of the Committee, any Awards paid hereunder to a Section 162(m) Participant shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and any provisions, application or interpretation of the Program or the 2009 Plan that is inconsistent with this intent shall be disregarded. To the extent that any Award (i) is deemed to constitute “nonqualified deferred compensation” (within the meaning of Code Section 409A) and (ii) would nevertheless be subject to the deduction limitations imposed by Section 162(m) of the Code in the year in which such Award would otherwise be paid under this Program, the payment of such Award may, in the Committee’s discretion, be delayed until the earlier of (A) the first year in which such Award would not be subject to the deduction limitations imposed by Section 162(m) or (B) such time as the Participant ceases to be a “service provider” to the Company (within the meaning of Section 409A of the Code).

4.3 Provisions Applicable to Participants in Foreign Jurisdictions. Notwithstanding any provision of the Program to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees, the Committee, in its sole discretion, shall have the power and authority to:

(i) modify the terms and conditions of any award of Performance Units granted to employees outside the United States to comply with applicable foreign laws;

(ii) condition the effectiveness of any award of Performance Units upon approval or compliance with any applicable foreign laws, regulations, rules or local governmental regulatory exemption or approvals;

(iii) provide for payment of any Award in cash or Common Stock, at the Company’s election, to the extent necessary to comply with applicable foreign laws; and

(iv) take any other action, before or after an award of Performance Units is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals.

Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no award of Performance Units shall be granted, that would violate the Securities Act, the Exchange Act, the Code, or any other securities or tax or other applicable law or regulation.

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ARTICLE V

AWARD DETERMINATIONS

5.1 Award of Performance Units. The Committee shall determine the number of Performance Units (rounded down to the nearest whole number) to be awarded under this Program to each Participant with respect to such Performance Period. With respect to the Section 162(m) Participants, the Committee shall determine the number of Performance Units (rounded down to the nearest whole number) to be awarded under this Program to each Section 162(m) Participant with respect to such Performance Period within the first ninety (90) days of such Performance Period, but in no event after 25 percent of the Performance Period has elapsed. Performance Units granted under the Program shall constitute Performance Awards under Article 9 of the 2009 Plan.

5.2 Performance Requirements. The Committee shall approve the performance goals (collectively, the “Performance Goals”) with respect to any of the business criteria permitted under the 2009 Plan, each subject to such adjustments as the Committee may specify in writing at such time, and shall establish a formula, standard or schedule which aligns the level of achievement of the Performance Goals with the earned Performance Units.

With respect to the Section 162(m) Participants, the Committee shall approve the Performance Goals within the first ninety (90) days of such the Performance Period, but in no event after 25 percent of the Performance Period has elapsed, and the Performance Goals may not be changed during the Performance Period, but the thresholds, targets and multiplier measures of the Performance Goals shall be subject to such adjustments as the Committee may specify in writing within the first ninety (90) days of the Performance Period, but in no event after 25 percent of the Performance Period has elapsed.

5.3 Dividend Equivalents. The Committee shall determine whether Dividend Equivalents shall be credited with respect to Performance Units awarded under the Program pursuant to Section 9.2 of the 2009 Plan on such terms and conditions determined by the Committee. Any such Dividend Equivalents shall be credited in cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

ARTICLE VI

PAYMENT OF AWARDS

6.1 Form and Timing of Payment. Except as set forth in Section 8.1 below, no Award payable pursuant to this Program shall be paid unless and until the Committee certifies, in writing, the extent to which the Performance Goals have been achieved and the corresponding number of Performance Units earned. The specified payment date applicable to such Awards shall be the year immediately following the tax year including the end of the Performance Period. Shares of Common Stock issued in respect of an Award shall be deemed to be issued in consideration for future services to be rendered or past services actually rendered to the Company or for its benefit, by the Participant, which the Committee deems to have a value at least equal to the aggregate par value thereof.

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6.2 Tax Withholding. Regardless of any action the Company or its Affiliate takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related items related to participation in the Program and legally applicable to the Participant (“Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and/or its Affiliate. The Participant further acknowledges that the Company and/or its Affiliate (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Performance Units, including the grant of the Performance Units, the vesting of Performance Units, the conversion of the Performance Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate the Participant’s liability for Tax Obligations or achieve any particular tax result. Furthermore, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company and/or its Affiliate may be required to withhold or account for Tax Obligations in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant shall pay, or make adequate arrangements satisfactory to the Company or to its Affiliate (in their sole discretion) to satisfy all Tax Obligations. In this regard, the Participant authorizes the Company and/or its Affiliate or their respective agents, at their discretion, to satisfy all applicable Tax Obligations by one or a combination of the following:

(a) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or its Affiliate; or

(b) withholding from proceeds of the sale of shares of Common Stock acquired upon vesting or payment of the Performance Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or

(c) withholding in shares of Common Stock to be issued upon vesting or payment of the Performance Units, provided that the Company and its Affiliate shall only withhold an amount of shares of Common Stock with a fair market value equal to the Tax Obligations.

To avoid adverse accounting treatment, the Company may withhold or account for Tax Obligations not to exceed the applicable minimum statutory withholding rates or other applicable withholding rates. If the Tax Obligations are satisfied by withholding in shares of Common Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the vested Performance Units, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax Obligations due as a result of any aspect of the Participant’s participation in the Program (any shares of Common Stock withheld by the Company hereunder shall not be deemed to have been issued by the Company for any purpose under the Program and shall remain available for issuance thereunder).

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Finally, the Participant shall pay to the Company or its Affiliate any amount of Tax Obligations that the Company or its Affiliate may be required to withhold or account for as a result of the Participant’s participation in the Program that cannot be satisfied by the means previously described. The Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 6.2. Notwithstanding Section 6.1 above, the Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if the Participant fails to comply with its obligations in connection with the Tax Obligations.

ARTICLE VII

TERMINATION OF EMPLOYMENT

7.1 Termination of Employment During Performance Period.

(a) In the event that a Participant’s employment with the Company or an Affiliate is terminated prior to the last business day of a Performance Period by reason of such Participant’s Voluntary Retirement and such Participant is Retirement-Eligible on the date of such termination, the full or prorated amount of such Participant’s Award, if any, applicable to such Performance Period shall be paid in accordance with the provisions of Article VI above. For purposes of the foregoing, the amount of the Participant’s Award (rounded down to the nearest whole number) shall be determined based on the Company’s performance as compared to the Performance Goals for such Performance Period and (i) if the Award was granted with respect to a Performance Period commencing in a calendar year prior to the calendar year in which such Voluntary Retirement occurs, the full amount of the Award is payable, and (ii) if the Award was granted with respect to the Performance Period commencing in the calendar year in which such Voluntary Retirement occurs, the Award otherwise payable is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of employment during the Performance Period, and the denominator of which is twelve (12). Notwithstanding the foregoing, a Participant shall not be entitled to such full or prorated amount of such Participant’s Award pursuant to this Section 7.1(a) unless either such Participant signs a general release and waiver in a form provided by the Company and delivers it to the Company no later than the date specified by the Company, or the Company waives such release requirement in writing; provided, however, that in no event shall payment of such full or prorated amount of such Participant’s Award be made later than the specified payment date as set forth in Section 6.1 above.

(b) In the event that a Participant’s employment with the Company or an Affiliate is terminated prior to the last business day of a Performance Period by reason of such Participant’s death or Permanent and Total Disability, the full or prorated amount of such Participant’s Award, if any, applicable to such Performance Period shall be paid in accordance with the provisions of Article VI above. For purposes of the foregoing, the amount of the Participant’s Award (rounded down to the nearest whole number) shall be determined based on the Company’s performance as compared to the Performance Goals for such Performance Period and (i) if the

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Award was granted with respect to a Performance Period commencing in a calendar year prior to the calendar year in which such termination occurs, the full amount of the Award is payable, and (ii) if the Award was granted with respect to the Performance Period commencing in the calendar year in which such termination occurs, the Award otherwise payable is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of employment during the Performance Period, and the denominator of which is twelve (12). Notwithstanding the foregoing, with respect to a Participant whose employment is terminated due to such Participant’s Permanent and Total Disability, such Participant shall not be entitled to such full or prorated amount of such Participant’s Award pursuant to this Section 7.1(b) unless either such Participant signs a general release and waiver in a form provided by the Company and delivers it to the Company no later than the date specified by the Company, or the Company waives such release requirement in writing; provided, however, that in no event shall payment of such full or prorated amount of such Participant’s Award be made later than the specified payment date as set forth in Section 6.1 above.

(c) In the event that a Participant’s employment with the Company or an Affiliate is terminated prior to the last business day of a Performance Period for any reason other than as specified in Sections 7.1(a) and (b) above, all of such Participant’s rights to an Award for such Performance Period shall be forfeited, unless, prior to the payment date described in Article VI above, the Company, in its sole discretion, makes a written determination to otherwise pay the full or prorated amount of the Participant’s Award, if any, applicable to such Performance Period, which full or prorated amount shall be paid in accordance with the provisions of Article VI above. For purposes of the foregoing, if the payment of the Participant’s Award is prorated, the amount of the Participant’s Award (rounded down to the nearest whole number) shall be determined based on the Company’s performance as compared to the Performance Goals for such Performance Period and the Award otherwise payable is multiplied by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of employment during the Performance Period, and the denominator of which is the number of months in the Performance Period. Notwithstanding the foregoing, a Participant shall not be entitled to such full or prorated amount of such Participant’s Award pursuant to this Section 7.1(c) unless either such Participant signs a general release and waiver in a form provided by the Company and delivers it to the Company no later than the date specified by the Company, or the Company waives such release requirement in writing; provided, however, that in no event shall payment of such full or prorated amount of such Participant’s Award be made later than the specified payment date as set forth in Section 6.1 above.

7.2 Termination of Employment After End of Performance Period. In the event that a Participant’s employment with the Company or an Affiliate is terminated on or after the last business day of the applicable Performance Period but prior to the Determination Date for any reason, the amount of any Award applicable to such Performance Period shall be paid to the Participant in accordance with the provisions of Article VI above.

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ARTICLE VIII

CHANGE OF CONTROL

8.1 Change of Control During Performance Period.

(a) Notwithstanding anything to the contrary in the Program, in the event of a Change of Control that occurs during the first fiscal year of a Performance Period that began prior to January 1, 2008, such Performance Period shall be shortened and shall terminate as of the last business day of the last completed fiscal quarter preceding the date of such Change of Control and each Participant employed by the Company immediately prior to such Change of Control shall be entitled to a payment equal to the amount of the Participant’s Award (rounded down to the nearest whole number) he or she would have received for such shortened Performance Period using the assumption that the target levels with respect to the Company’s Revenue CAGR and EPS CAGR of the Performance Goals have been satisfied. Any such payment shall be made as soon as practicable following such Change of Control (provided, that the Company may elect, in its sole discretion, to make any such payments in a manner that will not subject the payments to penalties under Code Section 409A) and, in the Committee’s sole discretion, may be paid in cash.

(b) Notwithstanding anything to the contrary in the Program, in the event of a Change of Control that occurs during the second or third fiscal year of a Performance Period that began prior to January 1, 2008, such Performance Period shall be shortened and shall terminate as of the last business day of the last completed fiscal quarter preceding the date of such Change of Control and each Participant employed by the Company immediately prior to such Change of Control shall be entitled to a payment equal to the greater of (i) the amount of the Participant’s Award (rounded down to the nearest whole number) he or she would have received for such shortened Performance Period using the assumption that the targets levels with respect to the Company’s Revenue CAGR and EPS CAGR of the Performance Goals have been satisfied, or (ii) the amount of the Participant’s Award (rounded down to the nearest whole number) he or she would have been entitled to receive for such shortened Performance Period, determined based on the Company’s performance as determined by the Amgen Revenue CAGR and Amgen EPS CAGR and comparative performance as determined by the Peer Group Revenue CAGR and Peer Group EPS CAGR (for the 2006-2008 Performance Period) or the Company’s performance as determined by the Amgen Revenue CAGR and Amgen EPS CAGR and Total Stockholder Return (for the 2007-2009 Performance Period) for such shortened Performance Period. Any such payment shall be made as soon as practicable following such Change of Control (provided, that the Company may elect, in its sole discretion, to make any such payments in a manner that will not subject the payments to penalties under Code Section 409A) and, in the Committee’s sole discretion, may be paid in cash.

(c) Notwithstanding anything to the contrary in the Program, for Performance Periods beginning on or after January 1, 2008, the Committee shall set forth the terms of any Award payable in the event of Change of Control that occurs during a Performance Period in the Performance Goals.

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(d) For purposes of this Section 8.1, the following terms shall have the meanings set forth in the Performance Goals for the relevant Performance Period: “Revenue CAGR,” “EPS CAGR,” “Amgen Revenue CAGR,” “Amgen EPS CAGR,” “Peer Group Revenue CAGR,” “Peer Group EPS CAGR” and “Total Stockholder Return.”

8.2 Change of Control After End of Performance Period. Notwithstanding anything to the contrary in the Program, in the event of a Change of Control that occurs after the end of the applicable Performance Period but prior to the Determination Date, the amount of any Award applicable to such Performance Period shall be paid to the Participant in accordance with the provisions of Article VI above.

ARTICLE IX

MISCELLANEOUS

9.1 Plan. The Program is subject to all the provisions of the 2009 Plan and its provisions are hereby made a part of the Program, including without limitation the provisions of Articles 5 and 9 thereof (relating to Performance-Based Compensation and Performance Awards) and Section 13.2 thereof (relating to adjustments upon changes in the Common Stock), and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 2009 Plan. In the event of any conflict between the provisions of the Program and those of the 2009 Plan, the provisions of the 2009 Plan shall control. Notwithstanding any provision of the Program to the contrary, any earned Performance Units paid in cash rather than shares of Common Stock shall not be deemed to have been issued by the Company for any purpose under the 2009 Plan.

9.2 Amendment and Termination. Notwithstanding anything herein to the contrary, the Committee may, at any time, terminate, modify or suspend this Program; provided, however, that, without the prior consent of the Participants affected, no such action may adversely affect any rights or obligations with respect to any Awards theretofore earned but unpaid for a completed Performance Period, whether or not the amounts of such Awards have been computed and whether or not such Awards are then payable. Notwithstanding the forgoing, at any time the Committee determines that the Performance Units may be subject to Section 409A of the Code, the Committee shall have the right, in its sole discretion, and without a Participant’s prior consent to amend the Program as it may determine is necessary or desirable either for the Performance Units to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the Performance Units, provided that no such amendment may change the Program’s “performance goals,” within the meaning of Section 162(m) of the Code, with respect to any person who is a “covered employee,” within the meaning of Section 162(m) of the Code.

9.3 No Contract for Employment. Nothing contained in this Program or in any document related to this Program or to any Award shall confer upon any Participant any right to continue as an employee or in the employ of the Company or an Affiliate or constitute any contract or agreement of employment for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such person, with or without cause.

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9.4 Nontransferability. No benefit payable under, or interest in, this Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Participant or beneficiary; provided, however, that, nothing in this Section 9.4 shall prevent transfer (i) by will, or (ii) by applicable laws of descent and distribution.

9.5 Compensation Subject to Recovery. The Awards under this Program and all compensation payable with respect to them shall be subject to recovery by the Company pursuant to any and all of the Company’s policies with respect to the recovery of compensation, as they shall be in effect and may be amended from time to time, to the maximum extent permitted by applicable law.

9.6 Nature of Program. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any award hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in this Program (or in any document related thereto), nor the creation or adoption of this Program, nor any action taken pursuant to the provisions of this Program shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment with respect to an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under this Program shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in this Program shall be deemed to give any employee any right to participate in this Program except in accordance herewith.

9.7 Governing Law. This Program shall be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

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